EXHIBIT 10(bc)

TENTH AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFERRED COMPENSATION PLAN

        This Tenth Amendment to the National Western Life Insurance Company Non-Qualified Deferred Compensation Plan (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

W I T N E S S E T H

        WHEREAS, the Plan was originally established effective January 1, 1991;

        WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time; and

        WHEREAS, the Company desires to amend the Plan to discontinue Robert L. Moody's participation in the Plan effective as of December 31, 2004 to comply with section 409A of the Internal Revenue Code of 1986, as amended by the American Jobs Creation Act of 2004;

        NOW, THEREFORE, the Plan is hereby amended as follows effective as specified below:

        1.       Article II of the Plan is hereby amended effective as of December 31, 2004 to add the following new Section 2.4 at the end thereof, such Section to read in its entirety as follows:

2.4    Termination of Participation in Connection with the Amercian Jobs Creation Act of 2004

        The Chairman of the Employer as of December 31, 2004 shall cease to participate in the Plan effective as of such date. Contributions and other amounts allocated to the Account of such Participant after December 31, 2004 shall be forfeited and used to reduce the Employer contributions specified under Sections 3.2, 3.3 and 3.4 hereof and any excess shall then be returned to the Employer. The provisions of this Section are intended to comply with the requirements of Code section 409A and shall be construed in accordance therewith. The provisions of this Section shall not be considered a "material modification" of the Plan, but shall instead be considered a cessation of future deferrals in accordance with Q&A-18(c) of Internal Revenue Service Notice 2005-1.

        2.       Except as herein amended, the terms of the Plan as in effect immediately preceding the date hereof shall continue in full force and effect.

        IN WITNESS WHEREOF, the Company has adopted and executed this Tenth Amendment to the Plan this 15th day of December, 2005.

National Western Life Insurance Company

/S/James P. Payne

By:	James P. Payne

Its:	Sr. VP - Secretary